WAIVER AND AMENDMENT TO REVOLVING
                          CREDIT AND SECURITY AGREEMENT

     This Waiver and Amendment to Revolving Credit and Security Agreement (the "Agreement"), dated as of August 6, 2001, is by and among KOALA CORPORATION, a Colorado corporation ("Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank") and KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank") (U.S. Bank and KeyBank are collectively referred to herein as the "Lenders").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Revolving Credit and Security Agreement, dated as of November 17, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement), by and among Borrower and the Lenders, the Lenders have made available to Borrower the Total Revolving Credit Commitment.

     B. The Loan Agreement contains certain financial covenants that Borrower must comply with or else be in default under the Loan Agreement.

     C. As of the date of this Agreement, Borrower is not in compliance with certain of the required financial covenants under the Loan Agreement, and Borrower has requested that the Lenders waive Borrower's lack of compliance and the Lenders have agreed to do so on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Waiver. In consideration of the terms and conditions of this Agreement, the Lenders hereby waive (i) Borrower's non-compliance with the covenants of Section 9.12 of the Loan Agreement with respect to Borrower's maximum Consolidated Leverage Ratio and minimum Interest Coverage for the fiscal quarter ended June 30, 2001 and (ii) the limitation set forth in Section 2.1(d) of the Loan Agreement with regard to the aggregate outstanding balance under the Facility, provided that the waiver set forth in this subsection (ii) shall apply only until September 30, 2001.

     2. Effect of Waiver. The waivers granted in Section 1 of this Agreement are not continuing waivers and shall in no way extend beyond their specific terms. In the event any Event of Default occurs under the Loan Agreement, including the failure of Borrower to be in

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compliance  with Section 9.12 of the Loan  Agreement for any period  (including, but not limited to the fiscal quarter ending September 30, 2001) other than the period specifically set forth in Section 1 of this Agreement, the Lenders shall have all of their rights under the Transaction Documents, and the Lenders' agreement to the waivers granted in Section 1 of this Agreement shall in no way limit the Lenders ability to take any action upon any other Event of Default, whenever occurring, permitted by the Transaction Documents.

     3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

                  (a) After the date of this Agreement, Borrower may no longer choose a Eurodollar Rate when requesting any Advance, and the Lenders shall have no obligation to make Eurodollar Rate Loans. Therefore, any requested Advance must be requested as a Base Rate Loan and shall be subject to the new Applicable Margins set forth in Section 3(b) of this Agreement. Notwithstanding the foregoing, to the extent Borrower currently has any Eurodollar Rate Loans outstanding, they shall continue as such until the expiration of their stated Eurodollar Rate term, at which time such loans shall become Base Rate Loans and continue as Base Rate Loans thereafter.

                  (b) The current Exhibit C to the Loan Agreement is deleted in its entirety and is hereby replaced with the following provisions:

The Applicable Margins for the Revolving Line of Credit will be based on the Borrower's Consolidated Leverage Ratio (as determined quarterly) as follows (the Applicable Margins for Letters of Credit shall be 2.75% plus the Applicable Margin for Base Rate Loans):

         Consolidated Leverage Ratio                 Applicable Margins
         ---------------------------                 For Base Rate Loans
                                                     -------------------

         Less than 2.50 : 1                                 0.00%

         Less than 3.00 : 1 and greater than
         or equal than 2.50 : 1                             0.75%

         Less than 3.50 : 1 and greater than
         or equal to 3.00 : 1                               1.50%

         Greater than
         or equal to 3.50 : 1                               2.50%

                  (c) After the date of this Agreement through September 30, 2001, Borrower agrees that the Lenders shall not be required to honor any request for an Advance, a Letter of Credit or any other request for funding by Borrower to the extent such request would cause the Total Revolving Credit Commitment to exceed $40,000,000.

         4. Waiver Fee. Borrower agrees to pay to the Lenders, on a pro rata basis, a waiver fee equal to twelve and one-half basis points of the Total Revolving Credit Commitment. This will result in the following payments being due from Borrower upon execution of this Agreement:

             Payee                Amount
             -----                ------
             U.S. Bank            $37,500
             KeyBank              $18,750.

         5. Applicable Law. This Agreement, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect.

         6. Severability. In case any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such provision had never been contained herein or therein.

         7. Notices. All notices, demands, designation, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement (collectively, "Notices") shall be in writing and given in accordance with the provisions of the Loan Agreement.

         8. Jury Trial Waiver. Borrower and the Lenders hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower or the Lenders may have in any action or proceeding, in law or in equity, in connection with this Agreement. Borrower represents and warrants that no representative or agent of the Lenders has represented, expressly or otherwise, that the Lenders will not, in the event of litigation, seek to enforce this right to jury trial waiver. Borrower acknowledges that Lenders have been induced to enter into this Agreement by, among other things, the provisions of this Section 6.

         9. Headings. The headings appearing in this Agreement have been inserted for convenience only and shall not modify, define, limit or expand the express provisions of this Agreement.



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

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first set forth above.


                           BORROWER:

                           KOALA CORPORATION


                           By: /s/ Jeffrey L. Vigil
                           -------------------------------------
                           Name:    Jeffrey L. Vigil
                           Title:   Vice President Finance and Administration

                           Address:
                           11600 East 53rd Avenue, Unit D
                           Denver, CO 80239
                           Attn: Mark A. Betker, President and CEO
                           Phone: (303) 770-3934
                           Facsimile: (303) 574-9000

                           LENDERS:

                           U.S. BANK NATIONAL ASSOCIATION


                           By: /s/ Joni M. Fish
                           -------------------------------------
                           Name:    Joni M. Fish
                           Title:   Vice President

                           Address:
                           8401 E. Belleview
                           Denver, Colorado 80237
                           Attention: Joni M. Fish, Vice President
                           Phone: (303) 771-2009
                           Facsimile: (303) 290-8671

                           KEYBANK NATIONAL ASSOCIATION



                           By:/s/ Philip J. Randell
                           -------------------------------------
                           Name: Philip J. Randell
                           Title:   Vice President

                           Address:
                           1675 Broadway, Suite 500
                           Denver, CO 80202
                           Attn: Philip J. Randell
                           Phone:(720) 904-4534
                           Fax:     (720) 904-4515













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